            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Secur-ity numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


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                                                                                                   Give the
                                  Give the                                                         EMPLOYER
                                  SOCIAL SECURITY                                                  IDENTIFICATION
For this type of account:         number of --                    For this type of account:        number of --
-----------------------------------------------------------------------------------------------------------------------------
1. An individual's                The individual.                 8.  A valid trust, estate, or    The legal entity (do not
   account.                                                           pension                      furnish the identifying
2. Two or more individuals        The actual owner of                                              number of the personal
   (joint account)                the account or, if                                               representative or trustee
                                  combined funds, the first                                        unless the legal entity
                                  individual on the                                                itself is not designated
                                  account(1)                                                       in the account title(5)
3. Custodian                      The minor(2)                    9.  Corporate account            The corporation
   account of a                                                   10. Religious, charitable, or    The organization
   minor                                                              educational organization
                                                                      account
4. Adult and minor                The adult or, if the minor      11. Partnership account held     The partnership
   (joint account)                is the only contributor, the        in the name of the
                                  minor(1)                            business
5. Account in the name of         The ward, minor, or             12. Association, club, or        The organization
   guardian or committee for      incompetent person(3)               other tax-exempt
   a designated ward, minor,                                          organization
   or incompetent person
6. a. A revocable savings         The grantor-trustee(1)          13. A broker or                  The broker or nominee
      trust account (in which                                         registered nominee
      grantor is also trustee)
   b. Any "trust" account that    The actual owner(1)             14. Account with the             The public entity
      is not a legal or valid                                         Department of
      trust under state law                                           Agriculture in the name
7. Sole proprietorship                                                of public entity (such as
   account                        The owner(4)                        a State or local
                                                                      government, school
                                                                      district, or prison) that
                                                                      receives agricultural
                                                                      rogram payments.
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

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number:
If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. As soon as you receive your TIN, complete another W-9, include your TIN, sign and date the form, and send it to the Depositary.
Payees Exempt from Backup Withholding:
Payees specifically exempted from backup withholding on ALL payments including the following:
       o A corporation.
       o A financial institution.
       o An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
       o The United States or any agency or
         instrumentality thereof.
       o A State, the District of Columbia, a
         possession of the United States, or any subdivision or instrumentality thereof.
       o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
       o An international organization or any agency, or instrumentality thereof.
       o A registered dealer in securities or
         commodities registered in the U.S. or a
         possession of the U.S.
       o A real estate investment trust.
       o A common trust fund operated by a
         bank under section 584(a) of the Code.
       o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
       o An entity registered at all times under the Investment Company Act of 1940.
       o A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
       o Payments to nonresident aliens subject to withholding under section 1441 of the Code.
       o Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
       o Payments of patronage dividends where the amount renewed is not paid in money.
       o Payments made by certain foreign organizations.
       o Payments made to a nominee.
Payments of interest not generally subject to backup withholding include the following:
       o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

       o Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.
       o Payments described in section 6049(b)(5) of the Code to nonresident aliens.
       o Payments on tax-free covenant bonds under section 1451 of the Code.
       o Payments made by certain foreign
         organizations.
       o Payments made to a nominee.
Exempt payees described above must still complete the substitute form W-9 enclosed herewith to avoid possible erroneous backup withholding. File substitute form W-9 with the payer, remembering to certify your taxpayer identification number on Part III of the form, write "exempt" on the face of the form and sign and date the form and return it to the payer.
       Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.
Privacy Act Notice: Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties:

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.


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